As filed with the Securities and Exchange Commission on April 7, 2004

Registration No. 333-89196

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2
TO

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Layne Christensen Company

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-0920712 (I.R.S. Employer Identification Number)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(913) 362-0510
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven F. Crooke
Vice President and General Counsel
Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(913) 362-0510
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William Davisson, Esq.
Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
(650) 328-4600

     If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SALE OF UNSOLD SHARES OF COMMON STOCK
SIGNATURES

DEREGISTRATION OF SALE OF UNSOLD SHARES OF COMMON STOCK

     Pursuant to its Registration Statements on Form S-3 (Registration Nos. 333-89196 and 333-105927), Layne Christensen Company registered the sale by a selling stockholder of an aggregate of 1,830,200 shares of common stock, par value $0.01 per share. Based on its review of public filings by the selling stockholder, Layne Christensen believes that the selling stockholder sold 1,555,200 shares of common stock pursuant to such registration statements, sold 53,495 shares of common stock pursuant to Rule 144 under the Securities Act of 1933, as amended, and distributed its remaining shares of common stock to certain partners of the selling stockholder. Layne Christensen Company hereby deregisters the sale of the 275,000 shares of common stock that were not sold by the selling stockholder pursuant to the registration statements.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Woods, Kansas 66205, on April 5, 2004.

LAYNE CHRISTENSEN COMPANY
By:	/s/ Andrew B. Schmitt

Andrew B. Schmitt President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew B. Schmitt Andrew B. Schmitt	President, Chief Executive Officer and Director (Principal Executive Officer	April 5, 2004
/s/ Jerry W. Fanska Jerry W. Fanska	Vice President, Finance and Treasurer (Principal Accounting Officer)	April 5, 2004
* Robert J. Dineen	Director	April 5, 2004
David A.B. Brown	Director	April 5, 2004
/s/ J. Samuel Butler J. Samuel Butler	Director	April 5, 2004
* Donald K. Miller	Director	April 5, 2004
Nelson Obus	Director	April 5, 2004
/s/ Anthony B. Helfet Anthony B. Helfet	Director	April 5, 2004
Warren G. Lichtenstein	Director	April 5, 2004

*By:	/s/ Steven F. Crooke
Steven F. Crooke
Attorney-in-Fact

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